Exhibit 99.1

FOR IMMEDIATE RELEASE
CatchMark Reports First Quarter 2021 Results, Declares Dividend

•    Higher timber prices — both in the U.S. South and Pacific Northwest — drove an 11% increase in timber sales revenue and a 4% increase in Harvest EBITDA.
•    CatchMark’s realized U.S. South pulpwood and sawtimber stumpage prices were 8% and 9% higher, respectively, compared to prior year quarter, outpacing 3% and 4% increases in U.S. South-wide average prices for the same period.
•    The company’s Pacific Northwest delivered sawtimber price increased 15% year-over-year due to continued strong demand fundamentals.
•    Net loss improved by 87% to $0.6 million driven by increased total revenues and lower expenses.
•    Adjusted EBITDA of $12.9 million was comparable to prior year quarter despite a 12% planned reduction in harvest volumes and 40% fewer acres sold.
•    Results again validate the company’s business model which focuses on owning prime timberlands in leading mill markets and optimizing harvest operations through delivered wood sales, supplemented by opportunistic stumpage sales.

ATLANTA – May 6, 2021 – CatchMark Timber Trust, Inc. (NYSE: CTT) today reported first quarter 2021 results. The company also declared a cash dividend of $0.135 per share for its common stockholders of record as of May 28, 2021, payable on June 15, 2021.

Brian M. Davis, CatchMark's Chief Executive Officer, said: “Low interest rates, strong housing market demand and increased home remodeling together with the significant ramp up in mill production after 2020 pandemic-related slowdowns, resulted in higher timber prices during the quarter. CatchMark’s prime timberlands in superior mill markets continued to outperform, capturing pricing for pulpwood and sawtimber in the U.S. South significantly above TimberMart-South averages as well as a significant sawtimber price increase in the Pacific Northwest. Investment management results improved due to contributions from Dawsonville Bluffs and last year’s renegotiated Triple T asset management agreement. Per-acre timberland sales pricing increased significantly, and we are on track to complete a substantial number of sales in the second quarter. As planned, harvest volumes during the quarter were lower year-over-year. Harvest volumes remain on track to meet full-year guidance, as we maintain consistent annual productivity on a per-acre basis with the potential to sustain current strong timber prices.”

FIRST QUARTER 2021 RESULTS

The following table summarizes the current quarter and comparable prior year period results:

Exhibit 99.1

FINANCIAL HIGHLIGHTS
(in millions except for tons and acres)	Three Months Ended March 31,		Change
	2021	2020	Dollars, Tons or Acres	%
Results of Operations
Revenues	$27.7	$27.0	$0.7	3%
Net Loss	$(0.6)	$(4.2)	$3.6	86%
Adjusted EBITDA	$12.9	$12.9	$—	—%

Harvest Volume (tons)	524,762	594,895	(70,133)	(12)%
Acres Sold	1,800	3,000	(1,200)	(40)%

Business Segments Overview

Harvest Operations

	Three Months Ended March 31,		Change
(in millions)	2021	2020	$	%
Timber Sales Revenue	$20.1	$18.2	$1.9	11%
Harvest EBITDA	$8.9	$8.6	$0.3	4%

CatchMark continued to benefit from its prime timberland portfolio in strong micro-markets across the U.S. South and Pacific Northwest.

•    The company realized timber sales prices at significant premiums to market averages, which escalated during the quarter due to strong demand for timber products generated by accelerated housing starts, lack of finished lumber in the supply chain, and reduced mill inventories.
•    Total timber sales revenue increased year-over-year, driven by a $3.0 million increase in the Pacific Northwest offset by a $1.1 million decrease in the U.S. South, the result of a 17% reduction in regional harvest volume, as planned due to recent timberland sales and capital recycling dispositions.

U.S. South:
•    CatchMark realized stumpage prices for pulpwood and sawtimber 8% and 9% higher, respectively, compared to first quarter 2020, outpacing 3% and 4% increases in South-wide average prices tracked by TimberMart-South.
•    Pulpwood and sawtimber stumpage prices registered significant 57% and 27% premiums over TimberMart-South South-wide averages.

Pacific Northwest:
•    Timber sales revenue increased to $4.9 million, a 161% increase from first quarter 2020 results.
•    Harvest volume increased 96% from capitalizing on favorable market conditions and the company’s delivered wood sales model. Sawtimber mix and delivered sales as a percentage of volume

Exhibit 99.1
increased 14% and 16%, respectively, year over year, and delivered sawtimber price increased 15% due to strong demand fundamentals.

Todd Reitz, Chief Resources Officer, said: “As strong fourth quarter 2020 housing fundamentals carried over into the first quarter, CatchMark continues to benefit from prime timberlands holdings in leading mill markets as well as our delivered wood model supplemented by opportunistic stumpage sales. Robust housing demand continued to drive strong sawmill production and new mill consumption helped generate increased delivered rates within our superior micro-markets, which in part resulted in a 9% increase in Harvest EBTDA per acre year-over-year.”

Real Estate

	Three Months Ended March 31,		Change
(in millions)	2021	2020	$	%
Timberland Sales Revenue	$3.4	$4.8	$(1.4)	(30)%
Real Estate EBITDA	$3.1	$4.5	$(1.4)	(30)%

Timberland Sales:

•    CatchMark sold 1,200 fewer acres during first quarter 2021 — 1,800 acres versus 3,000 in the prior year quarter, but at an 18% higher average price per acre — $1,923 in first quarter 2021 versus $1,627 in first quarter 2020.
•    The improved per-acre sales price resulted in part from higher average merchantable timber stocking levels and generated an improved margin — 36% in first quarter 2021 versus 28% in first quarter 2020.
•    The acres sold during the quarter had a substantially lower average merchantable timber stocking than the company portfolio average — 21 tons per acre versus 41 tons per acre.

Acquisitions and Large Dispositions: No acquisitions or large dispositions occurred during the first quarter.

Investment Management

	Three Months Ended March 31,		Change
(in millions)	2021	2020	$	%
Asset Management Fee Revenue	$3.1	$3.0	$0.1	5%
Investment Management EBITDA	$3.8	$2.9	$0.9	32%

•    CatchMark recognized $0.6 million of income and $0.7 million of Investment Management EBITDA from the Dawsonville Bluffs joint venture, which capitalized on strong market demand for mitigation credits.

Exhibit 99.1
•    Asset management fees increased as a result of last year’s amendment to the Triple T joint venture's asset management agreement, following the successful renegotiation of its wood supply agreement with Georgia Pacific.
•    CatchMark continues to pursue recapitalization opportunities for Triple T in the wake of the renegotiated Georgia-Pacific wood supply agreement and enhanced silviculture practices that have increased stocking per acre on these prime timberlands since acquisition.

CAPITAL POSITION AND SHARE REPURCHASES

Ample Liquidity:

•    CatchMark continued to maintain ample liquidity for growth initiatives and other capital allocation priorities, including direct acquisitions and joint venture investments.
•    As of March 31, 2021, the company had $150.9 million of borrowing capacity available under its credit facilities, consisting of $115.9 million under the Multi-Draw Term Facility and $35.0 million under the Revolving Credit Facility.
•    The company’s active debt and interest rate management strategy continues to provide attractive borrowing costs, staggered long-term maturities and a favorable mix of fixed-to-floating rate debt.

Covered Quarterly Dividend: Stockholders received a total of $6.6 million in dividend distributions, which were fully covered by net cash provided by operating activities.

Share Repurchases: CatchMark did not repurchase any shares of common stock under its share repurchase program during the quarter and had $13.7 million remaining in the program for future repurchases as of March 31, 2021.

Ursula Godoy-Arbelaez, CatchMark's Chief Financial Officer, said: “In maintaining CatchMark’s strong capital position, we continue to evaluate capital recycling opportunities to generate proceeds for funding desirable timberland investments, paying down outstanding debt, repurchasing shares of our common stock, and other capital allocation priorities.”

Conference Call

The company will host a conference call and live webcast at 10 a.m. ET on Friday, May 7, 2021 to discuss these results. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast is available at www.catchmark.com or here. A replay of this webcast will be archived on the company's website immediately after the call.

Exhibit 99.1
About CatchMark

CatchMark (NYSE: CTT) seeks to deliver consistent and growing per share cash flow from disciplined acquisitions and superior management of prime timberlands located in high demand U.S. mill markets. Concentrating on maximizing cash flows throughout business cycles, the company strategically harvests its high-quality timberlands to produce durable revenue growth and takes advantage of proximate mill markets, which provide a reliable outlet for merchantable inventory. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in 1.5 million acres* of timberlands located in Alabama, Florida, Georgia, Oregon, South Carolina and Texas. For more information, visit www.catchmark.com.
* As of March 31, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, that we expect harvest volumes to remain on track to meet full-year guidance, as we maintain consistent annual productivity on a per-acre basis with the potential to sustain current strong timber prices. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or could decline due to changes in general economic and business conditions in the geographic regions where our timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (iii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to make large dispositions of timberland in capital recycling transactions at prices that are attractive to us or at all; (viii) we may not be able to access external sources of capital at attractive rates or at all; (ix) potential increases in interest rates could have a negative impact on our business; (x) our share repurchase program may not be successful in improving stockholder value over the long-term; (xi) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; (xii) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose value; and (xiii) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

###

Exhibit 99.1
Contacts

Investors:	Media:
Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Timber sales	$20,149	$18,166
Timberland sales	3,357	4,779
Asset management fees	3,118	2,975
Other revenues	1,062	1,052
	27,686	26,972
Expenses
Contract logging and hauling costs	8,731	7,277
Depletion	7,725	6,941
Cost of timberland sales	2,155	3,422
Forestry management expenses	1,887	1,834
General and administrative expenses	3,600	7,267
Land rent expense	113	124
Other operating expenses	1,713	1,636
	25,924	28,501

Other income (expense):
Interest income	1	46
Interest expense	(2,928)	(3,957)
Gain on large dispositions	—	1,279
	(2,927)	(2,632)

Loss before unconsolidated joint ventures and income taxes	(1,165)	(4,161)

Income (loss) from unconsolidated joint ventures:
Triple T	—	—
Dawsonville Bluffs	614	(88)
	614	(88)

Net loss	(551)	(4,249)
Net loss attributable to noncontrolling interest	(1)	—
Net loss attributable to common stockholders	$(550)	$(4,249)

Weighted-average common shares outstanding - basic and diluted	48,796	48,989

Net loss per common share - basic and diluted	$(0.01)	$(0.09)

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except for per-share amounts)

	March 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$12,656	$11,924
Accounts receivable	6,867	8,333
Prepaid expenses and other assets	6,646	5,878
Operating lease right-of-use asset	2,755	2,831
Deferred financing costs	147	167
Timber assets:
Timber and timberlands, net	569,258	576,680
Intangible lease assets	4	5
Investment in unconsolidated joint ventures	2,124	1,510
Total assets	$600,457	$607,328

Liabilities:
Accounts payable and accrued expenses	$5,387	$4,808
Operating lease liability	2,919	2,988
Other liabilities	15,787	32,130
Notes payable and lines of credit, net of deferred financing costs	437,754	437,490
Total liabilities	461,847	477,416

Commitments and Contingencies	—	—

Stockholders’ Equity:
Class A common stock, $0.01 par value; 900,000 shares authorized; 48,904 and 48,765 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	489	488
Additional paid-in capital	728,616	728,662
Accumulated deficit and distributions	(579,580)	(572,493)
Accumulated other comprehensive loss	(12,238)	(27,893)
Total stockholders’ equity	137,287	128,764
Noncontrolling Interest	1,323	1,148
Total equity	138,610	129,912
Total liabilities and equity	$600,457	$607,328

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(551)	$(4,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion	7,725	6,941
Basis of timberland sold, lease terminations and other	1,966	3,276
Stock-based compensation expense	619	1,872
Noncash interest expense	585	707
Noncash lease expense	5	10
Other amortization	43	41
Gain on large dispositions	—	(1,279)
(Income) loss from unconsolidated joint ventures	(614)	88
Operating distributions from unconsolidated joint ventures	—	—
Interest paid under swaps with other-than-insignificant financing element	1,407	340
Changes in assets and liabilities:
Accounts receivable	489	1,619
Prepaid expenses and other assets	215	359
Accounts payable and accrued expenses	658	2,576
Other liabilities	(955)	(1,042)
Net cash provided by operating activities	11,592	11,259

Cash Flows from Investing Activities:
Capital expenditures (excluding timberland acquisitions)	(2,317)	(2,712)
Distributions from unconsolidated joint ventures	—	400
Net proceeds from large dispositions	—	20,863
Net cash provided by (used in) investing activities	(2,317)	18,551

Cash Flows from Financing Activities:
Repayments of notes payable	—	(20,850)
Financing costs paid	(4)	(30)
Interest paid under swaps with other-than-insignificant financing element	(1,407)	(340)
Dividends/distributions paid	(6,565)	(6,648)
Repurchases of common shares	(78)	(2,052)
Repurchase of common shares for minimum tax withholding	(489)	(965)
Net cash used in financing activities	(8,543)	(30,885)
Net change in cash and cash equivalents	732	(1,075)
Cash and cash equivalents, beginning of period	11,924	11,487
Cash and cash equivalents, end of period	$12,656	$10,412

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
SELECTED DATA (UNAUDITED)

	2021	2020
	Q1	Q1
Consolidated
Timber Sales Volume (tons, '000)
Pulpwood	273	324
Sawtimber (1)	252	271
Total	525	595

Harvest Mix
Pulpwood	52%	54%
Sawtimber (1)	48%	46%

Period-end Acres ('000)
Fee	385	393
Lease	15	22
Wholly-owned total	400	415
Joint venture interest (5)	1,081	1,092
Total	1,481	1,507

U.S. South
Timber Sales Volume (tons, '000)
Pulpwood	271	320
Sawtimber (1)	205	250
Total	476	570

Harvest Mix
Pulpwood	57%	56%
Sawtimber (1)	43%	44%
Delivered % as of total volume	74%	63%
Stumpage % as of total volume	26%	37%

Net Timber Sales Price ($ per ton) (2)
Pulpwood	$14	$13
Sawtimber (1)	$25	$23

Timberland Sales
Gross sales ('000)	$3,357	$4,779
Acres sold	1,800	3,000
% of fee acres	0.5%	0.7%
Price per acre (3)	$1,923	$1,627

Large Dispositions (4)
Gross sales ('000)	$—	$21,250
Acres sold	—	14,400
Price per acre (7)	$—	$1,474
Gain ('000)	$—	$1,274

Pacific Northwest
Timber Sales Volume (tons,'000)
Pulpwood	2	4
Sawtimber (1)	47	21
Total	49	25

Harvest Mix
Pulpwood	4%	18%
Sawtimber	96%	82%
Delivered % as of total volume	100%	84%
Stumpage % as of total volume	—%	16%

Delivered Timber Sales Price ($ per ton) (2) (6)
Pulpwood	$30	$31
Sawtimber	$104	$91

(1)    Includes chip-n-saw and sawtimber.
(2)    Prices per ton are rounded to the nearest dollar.
(3)    Excludes value of timber reservations. For the three months ended March 31, 2021 and 2020, we retained 9,800 tons and 90,400 tons of merchantable inventory, with a sawtimber mix of 56% and 49%, respectively, for 2021 and 2020.
(4)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(5)    Represents properties owned by Triple T joint venture in which CatchMark owns a common partnership interest and has contributed 22.0% of total equity contributions; and Dawsonville Bluffs, LLC, a joint venture in which CatchMark owns a 50% membership interest. CatchMark serves as the manager for both of these joint ventures.
(6)    Delivered timber sales price includes contract logging and hauling costs.
(7)    Excludes value of timber reservations, which retained 56,300 tons of merchantable inventory, with a sawtimber mix of 55% for the three months ended March 31, 2020.
.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(551)	$(4,249)
Add:
Depletion	7,725	6,941
Interest expense (2)	2,342	3,250
Amortization (2)	633	758
Depletion, amortization, basis of timberland, mitigation credits sold included in loss from unconsolidated joint venture (3)	88	—
Basis of timberland sold, lease terminations and other (4)	1,966	3,276
Stock-based compensation expense	619	1,872
Gain on large dispositions (5)	—	(1,279)
Post-employment benefits (6)	16	2,286
Other (7)	99	34
Adjusted EBITDA (1)	$12,937	$12,889

(1)    Adjusted EBITDA is a non-GAAP financial measure of operating performance. EBITDA is defined by the SEC as earnings before interest, taxes, depreciation and amortization; however, we have excluded certain other expenses which we believe are not indicative of the ongoing operating results of our timberland portfolio, and we refer to this measure as Adjusted EBITDA. As such, our Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Due to the significant amount of timber assets subject to depletion, significant income (losses) from unconsolidated joint ventures based on hypothetical liquidation book value, or HLBV, and the significant amount of financing subject to interest and amortization expense, management considers Adjusted EBITDA to be an important measure of our financial performance. By providing this non-GAAP financial measure, together with the reconciliation above, we believe we are enhancing investors' understanding of our business and our ongoing results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered in isolation or as an alternative to, or substitute for net income, cash flow from operations, or other financial statement data presented in accordance with GAAP in our consolidated financial statements as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
(2)    For the purpose of the above reconciliation, amortization includes amortization of deferred financing costs, amortization of operating lease assets and liabilities, amortization of intangible lease assets, and amortization of mainline road costs, which are included in either interest expense, land rent expense, or other operating expenses in the accompanying consolidated statements of operations. Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(3)    Reflects our share of depletion, amortization, and basis of timberland and mitigation credits sold of the unconsolidated Dawsonville Bluffs joint venture.
(4)    Includes non-cash basis of timber and timberland assets written-off related to timberland sold, terminations of timberland leases and casualty losses.
(5)    Large dispositions are sales of blocks of timberland properties in one or several transactions with the objective to generate proceeds to fund capital allocation priorities. Large dispositions may or may not have a higher or better use than timber production or result in a price premium above the land’s timber production value. Such dispositions are infrequent in nature, are not part of core operations, and would cause material variances in comparative results if not reported separately.
(6)    Reflects one-time, non-recurring post-employment benefits associated with the retirement of our former CEO, including severance pay, payroll taxes, professional fees, and accrued dividend equivalents.
(7)    Includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

Exhibit 99.1

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
ADJUSTED EBITDA BY SEGMENT (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Timber sales	$20,149	$18,166
Other revenue	1,062	1,052
(-) Contract logging and hauling costs	(8,731)	(7,277)
(-) Forestry management expenses	(1,887)	(1,834)
(-) Land rent expense	(113)	(124)
(-) Other operating expenses	(1,713)	(1,636)
(+) Stock-based compensation	107	115
(+/-) Other	53	145
Harvest EBITDA	8,927	8,607

Timberland sales	3,357	4,779
(-) Cost of timberland sales	(2,155)	(3,422)
(+) Basis of timberland sold	1,942	3,161
Real Estate EBITDA	3,144	4,518

Asset management fees	3,118	2,975
Unconsolidated Dawsonville Bluffs joint venture EBITDA	702	(88)
Investment Management EBITDA	3,820	2,887

Total Operating EBITDA	15,891	16,012

(-) General and administrative expenses	(3,600)	(7,267)
(+) Stock-based compensation	512	1,757
(+) Interest income	—	46
(+) Post-employment benefits	16	2,286
(+/-) Other	118	55
Corporate EBITDA	(2,954)	(3,123)

Adjusted EBITDA	$12,937	$12,889

Exhibit 99.1
CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
CASH AVAILABLE FOR DISTRIBUTION (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended March 31,
	2021	2020
Cash Provided by Operating Activities	$11,592	$11,259
Capital expenditures (excluding timberland acquisitions)	(2,317)	(2,712)
Working capital change	(407)	(3,512)
Distributions from unconsolidated joint ventures	—	400
Post-employment benefits	16	2,286
Interest paid under swaps with other-than-insignificant financing element	(1,407)	(340)
Other	99	34
Cash Available for Distribution (1)	$7,576	$7,415

Adjusted EBITDA	$12,937	$12,889
Interest paid	(2,342)	(3,250)
Capital expenditures (excluding timberland acquisitions)	(2,317)	(2,712)
Distributions from unconsolidated joint ventures	—	400
Adjusted EBITDA from unconsolidated joint ventures	(702)	88
Cash Available for Distributions (1)	$7,576	$7,415

Dividends / distributions paid	$6,565	$6,648

Weighted-average shares outstanding, end of period	48,796	48,989

Dividends per Share	$0.135	$0.135

(1)    Cash Available for Distribution (CAD) is a non-GAAP financial measure. It is calculated as cash provided by operating activities, adjusted for capital expenditures (excluding timberland acquisitions), working capital changes, cash distributions from unconsolidated joint ventures and certain cash expenditures that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business activities.